E:\AGREEMENTS\CCR\OLD  Agmts\CCR_UNDERWRITING_AGMT.DOC

                             UNDERWRITING AGREEMENT


     THIS UNDERWRITING AGREEMENT, AMENDED AND RESTATED APRIL 1, 1995, BY AND BETWEEN CALVERT CASH RESERVES, DOING BUSINESS AS MONEY MANAGEMENT PLUS (THE "FUND"), A MASSACHUSETTS BUSINESS TRUST, AND CALVERT DISTRIBUTORS, INC., A DELAWARE CORPORATION (THE "DISTRIBUTOR").

     WHEREAS, THE FUND IS REGISTERED AS AN OPEN-END, DIVERSIFIED INVESTMENT COMPANY UNDER THE INVESTMENT COMPANY ACT OF L940 (THE "L940 ACT") AND HAS REGISTERED ITS SHARES, INCLUDING SHARES OF ITS SERIES, THE PRIME AND GOVERNMENT PORTFOLIOS (THE "SERIES"), FOR SALE TO THE PUBLIC UNDER THE SECURITIES ACT OF L933 (THE "L933 ACT") AND VARIOUS STATE SECURITIES LAWS;

     WHEREAS, THE FUND WISHES TO RETAIN THE DISTRIBUTOR AS THE PRINCIPAL UNDERWRITER IN CONNECTION WITH THE OFFER AND SALE OF SHARES OF THE SERIES (THE "SHARES") AND TO FURNISH CERTAIN OTHER SERVICES TO THE SERIES AS SPECIFIED IN THIS AGREEMENT;

     WHEREAS, THIS AGREEMENT HAS BEEN APPROVED BY A VOTE OF THE FUND'S BOARD OF TRUSTEES AND CERTAIN TRUSTEES WHO ARE NOT INTERESTED PERSONS OF THE FUND, IN CONFORMITY WITH THE L940 ACT AND THE RULES AND REGULATIONS THEREUNDER; AND

     WHEREAS, THE DISTRIBUTOR IS WILLING TO ACT AS PRINCIPAL UNDERWRITER AND TO FURNISH SUCH SERVICES ON THE TERMS AND CONDITIONS HEREINAFTER SET FORTH;

     NOW, THEREFORE, IN CONSIDERATION OF THE PROMISES AND MUTUAL COVENANTS HEREIN CONTAINED, IT IS AGREED AS FOLLOWS:

     L. THE FUND HEREBY APPOINTS THE DISTRIBUTOR AS PRINCIPAL UNDERWRITER IN CONNECTION WITH THE OFFER AND SALE OF THE SHARES. THE DISTRIBUTOR SHALL, AS AGENT FOR THE FUND, SUBJECT TO APPLICABLE FEDERAL AND STATE LAW AND THE
DECLARATION OF TRUST AND BY-LAWS OF THE FUND AND IN ACCORDANCE WITH THE REPRESENTATIONS IN THE FUND'S PROSPECTUS, AS SUCH DOCUMENTS MAY BE AMENDED FROM TIME TO TIME: (A) PROMOTE THE SERIES; (B) ENTER INTO APPROPRIATE DEALER AGREEMENTS WITH OTHER REGISTERED BROKER-DEALERS TO FURTHER DISTRIBUTION OF THE SHARES; (C) SOLICIT ORDERS FOR THE PURCHASE OF THE SHARES SUBJECT TO SUCH TERMS AND CONDITIONS AS THE FUND MAY SPECIFY; (D) TRANSMIT PROMPTLY ORDERS AND PAYMENTS FOR THE PURCHASE OF SHARES AND ORDERS FOR REDEMPTION OF SHARES TO THE FUND'S TRANSFER AGENT; AND (E) PROVIDE SERVICES AGREED UPON BY THE FUND TO SERIES SHAREHOLDERS; PROVIDED, HOWEVER, THAT THE DISTRIBUTOR SHALL SELL NO SHARES PURSUANT TO THIS AGREEMENT UNTIL THE DISTRIBUTOR IS NOTIFIED THAT THE
FUND'S  REGISTRATION  STATEMENT UNDER THE 1933 ACT, AUTHORIZING THE SALE OF SUCH
SHARES THROUGH THE DISTRIBUTOR, HAS BEEN DECLARED EFFECTIVE. THE DISTRIBUTOR SHALL COMPLY WITH ALL APPLICABLE FEDERAL AND STATE LAWS AND OFFER THE SHARES ON AN AGENCY OR "BEST EFFORTS" BASIS UNDER WHICH THE FUND SHALL ONLY ISSUE SUCH SHARES AS ARE ACTUALLY SOLD.

     2. THE PUBLIC OFFERING PRICE OF THE SHARES SHALL BE THE NET ASSET VALUE PER SHARE (AS DETERMINED BY THE SERIES) OF THE OUTSTANDING SHARES OF THE RESPECTIVE SERIES, PLUS THE APPLICABLE SALES CHARGE, IF ANY, AS SET FORTH IN THE FUND'S THEN CURRENT PROSPECTUS. THE FUND SHALL FURNISH THE DISTRIBUTOR WITH A STATEMENT OF EACH COMPUTATION OF NET ASSET VALUE AND OF THE DETAILS ENTERING INTO SUCH COMPUTATION.

     3.  COMPENSATION.

     A. DISTRIBUTION FEE PURSUANT TO RULE 12B-1 DISTRIBUTION PLAN. AS COMPENSATION FOR THE SERVICES PERFORMED AND THE EXPENSES ASSUMED BY THE DISTRIBUTOR UNDER THIS AGREEMENT, INCLUDING, BUT NOT LIMITED TO, REMUNERATION TO THE DISTRIBUTOR'S EMPLOYEES AND TO OTHER BROKER-DEALERS ON THE BASIS OF SALES OF CLASS A SHARES, THE FUND SHALL PAY THE DISTRIBUTOR A DISTRIBUTION SERVICE FEE OF 0.35% OF THE AVERAGE DAILY NET ASSETS OF THE RESPECTIVE PORTFOLIO. FOR CLASS B SHARES, THE FUND SHALL PAY THE DISTRIBUTOR A DISTRIBUTION FEE EQUAL TO THE SUM OF (I) SALES COMMISSIONS ADVANCED TO THE SELLING BROKER FOR THE A CLASS B SHARES OF THE NON-MONEY MARKET FUND IN WHICH THE SHARES WERE ORIGINALLY INVESTED ("ORIGINAL CLASS B FUND") , (II) 0.50% OF THE AMOUNT RECEIVED BY THE ORIGINAL CLASS B FUND FOR EACH ORIGINAL CLASS B SHARE SOLD, THAT WAS SUBSEQUENTLY
EXCHANGED, AND REMAINS, IN THE FUND'S CLASS B SHARES, AND (III) INTEREST CALCULATED BY APPLYING THE RATE OF 1% OVER PRIME TO THE OUTSTANDING BALANCE OF THE DISTRIBUTOR'S EXCESS COSTS. "EXCESS COSTS" ARE THOSE COSTS INCURRED BY THE DISTRIBUTOR IN MARKETING THE CLASS B SHARES, SUCH AS COMMISSIONS AND OTHER PAYMENTS ADVANCED TO SALES PERSONNEL AND THIRD PARTIES AND RELATED INTEREST
COSTS AS PERMITTED BY THE RULES OF THE NATIONAL ASSOCIATION OF SECURITIES DEALERS, INC. ("NASD"), PRINTING AND MAILING PROSPECTUSES, SALES LITERATURE AND OTHER RELEVANT MATERIAL TO OTHER THAN CURRENT SHAREHOLDERS, ADVERTISING AND PUBLIC RELATIONS, TELEMARKETING, MARKETING-RELATED OVERHEAD EXPENSES, AND OTHER DISTRIBUTION COSTS, THAT EXCEED THE CUMULATIVE CONTINGENT DEFERRED SALES CHARGES AND DISTRIBUTION FEES THE DISTRIBUTOR HAS RECEIVED FOR THOSE SHARES. SUCH PAYMENTS HAVE BEEN AUTHORIZED BY THE FUND IN ITS DISTRIBUTION PLAN ADOPTED
PURSUANT TO RULE L2B-L UNDER THE L940 ACT ("DISTRIBUTION PLAN") AND SUCH PAYMENTS WILL BE LIMITED IN ACCORDANCE WITH THE TERMS OF THE DISTRIBUTION PLAN. ADDITIONAL PAYMENTS TO THE DISTRIBUTOR FROM THE FUND'S INVESTMENT ADVISER, CALVERT ASSET MANAGEMENT COMPANY, INC. (THE "ADVISOR"), MAY BE AUTHORIZED IN ACCORDANCE WITH APPLICABLE LAW.

     B. SERVICE FEE PURSUANT TO NASD RULES. AS ADDITIONAL COMPENSATION FOR CLASS B AND CLASS C SHARES OF EACH SERIES, THE FUND SHALL PAY THE DISTRIBUTOR A SERVICE FEE (AS THAT TERM IS DEFINED BY THE NASD). OF 0.25% OF THE AVERAGE DAILY NET ASSETS OF THAT CLASS, RESPECTIVELY.

     C. SALES CHARGES. AS ADDITIONAL COMPENSATION FOR THE SERVICES PERFORMED AND THE EXPENSES ASSUMED BY THE DISTRIBUTOR UNDER THIS AGREEMENT, THE DISTRIBUTOR MAY, IN STRICT CONFORMITY WITH THE TERMS OF THE THEN CURRENT PROSPECTUS, IMPOSE AND RETAIN FOR ITS OWN ACCOUNT THE AMOUNT OF THE CONTINGENT DEFERRED SALES CHARGE, IF ANY, IN ACCORDANCE WITH NASD RULES.

     4. AS USED IN THIS AGREEMENT, THE TERM "REGISTRATION STATEMENT" SHALL MEAN THE REGISTRATION STATEMENT MOST RECENTLY FILED BY THE FUND WITH THE SECURITIES AND EXCHANGE COMMISSION AND EFFECTIVE UNDER THE L933 ACT, AS SUCH REGISTRATION STATEMENT IS AMENDED BY ANY AMENDMENTS THERETO AT THE TIME IN EFFECT, AND THE TERM "PROSPECTUS" SHALL MEAN THE FORM OF PROSPECTUS FILED BY THE SERIES AS PART OF THE REGISTRATION STATEMENT.

     5. THE DISTRIBUTOR SHALL PRINT AND DISTRIBUTE TO PROSPECTIVE INVESTORS PROSPECTUSES, AND MAY PRINT AND DISTRIBUTE SUCH OTHER SALES LITERATURE, REPORTS, FORMS, AND ADVERTISEMENTS IN CONNECTION WITH THE SALE OF THE SHARES AS COMPLY WITH THE APPLICABLE PROVISIONS OF FEDERAL AND STATE LAW. IN CONNECTION WITH SUCH SALES AND OFFERS OF SALE, THE DISTRIBUTOR SHALL GIVE ONLY SUCH INFORMATION AND MAKE ONLY SUCH STATEMENTS OR REPRESENTATIONS, AND REQUIRE BROKER-DEALERS WITH WHOM IT ENTERS INTO DEALER AGREEMENTS TO GIVE ONLY SUCH INFORMATION AND MAKE ONLY SUCH STATEMENTS OR REPRESENTATIONS, AS ARE CONTAINED IN THE PROSPECTUS OR IN INFORMATION FURNISHED IN WRITING TO THE DISTRIBUTOR BY THE FUND. THE FUND SHALL NOT BE RESPONSIBLE IN ANY WAY FOR ANY OTHER INFORMATION, STATEMENTS OR REPRESENTATIONS GIVEN OR MADE BY THE DISTRIBUTOR, OTHER BROKER-DEALERS, OR THE REPRESENTATIVES OR AGENTS OF THE DISTRIBUTOR OR SUCH BROKER-DEALERS. EXCEPT AS SPECIFICALLY PROVIDED IN PARAGRAPH 3 OF THIS AGREEMENT, THE FUND SHALL BEAR NONE OF THE EXPENSES OF THE DISTRIBUTOR IN CONNECTION WITH ITS OFFER AND SALE OF THE SHARES.

     6.     THE  FUND  AGREES AT ITS OWN EXPENSE TO REGISTER THE SHARES WITH THE
SECURITIES AND EXCHANGE COMMISSION, STATE AND OTHER REGULATORY BODIES, AND TO PREPARE AND FILE FROM TIME TO TIME SUCH PROSPECTUSES, AMENDMENTS, REPORTS AND OTHER DOCUMENTS AS MAY BE NECESSARY TO MAINTAIN THE REGISTRATION STATEMENT. THE FUND SHALL BEAR ALL EXPENSES RELATED TO PREPARING AND TYPESETTING SUCH
PROSPECTUSES AND OTHER MATERIALS REQUIRED BY LAW AND SUCH OTHER EXPENSES, INCLUDING PRINTING AND MAILING EXPENSES, RELATED TO THE FUND'S COMMUNICATIONS WITH PERSONS WHO ARE SHAREHOLDERS OF THE FUND.

     7. THE FUND AGREES TO INDEMNIFY, DEFEND AND HOLD THE DISTRIBUTOR, ITS SEVERAL OFFICERS AND DIRECTORS, AND ANY PERSON WHO CONTROLS THE DISTRIBUTOR WITHIN THE MEANING OF SECTION L5 OF THE L933 ACT, FREE AND HARMLESS FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, LIABILITIES AND EXPENSES (INCLUDING THE COST OF INVESTIGATING OR DEFENDING SUCH CLAIMS, DEMANDS OR LIABILITIES AND ANY COUNSEL FEES INCURRED IN CONNECTION THEREWITH) WHICH THE DISTRIBUTOR, ITS OFFICERS OR DIRECTORS, OR ANY SUCH CONTROLLING PERSON MAY INCUR, UNDER THE L933 ACT OR UNDER COMMON LAW OR OTHERWISE, ARISING OUT OF OR BASED UPON ANY ALLEGED UNTRUE STATEMENT OF A MATERIAL FACT CONTAINED IN THE REGISTRATION STATEMENT OR PROSPECTUS OR ARISING OUT OF OR BASED UPON ANY ALLEGED OMISSION TO STATE A MATERIAL FACT REQUIRED TO BE STATED IN EITHER THEREOF OR NECESSARY TO MAKE THE STATEMENTS IN EITHER THEREOF NOT MISLEADING, PROVIDED THAT IN NO EVENT SHALL ANYTHING CONTAINED IN THIS AGREEMENT BE CONSTRUED SO AS TO PROTECT THE DISTRIBUTOR AGAINST ANY LIABILITY TO THE FUND OR ITS SHAREHOLDERS TO WHICH THE DISTRIBUTOR WOULD OTHERWISE BE SUBJECT BY REASON OF WILLFUL MISFEASANCE, BAD FAITH, OR GROSS NEGLIGENCE, IN THE PERFORMANCE OF ITS DUTIES, OR BY REASON OF ITS RECKLESS DISREGARD OF ITS OBLIGATIONS AND DUTIES UNDER THIS AGREEMENT.

     8. THE DISTRIBUTOR AGREES TO INDEMNIFY, DEFEND AND HOLD THE FUND, ITS SEVERAL OFFICERS AND DIRECTORS, AND ANY PERSON WHO CONTROLS THE FUND WITH THE MEANING OF SECTION L5 OF THE L933 ACT, FREE AND HARMLESS FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, LIABILITIES AND EXPENSES (INCLUDING THE COST OF INVESTIGATING OR DEFENDING SUCH CLAIMS, DEMANDS OR LIABILITIES AND ANY COUNSEL FEES INCURRED IN CONNECTION THEREWITH) WHICH THE FUND, ITS OFFICERS OR DIRECTORS, OR ANY SUCH CONTROLLING PERSON MAY INCUR, UNDER THE L933 ACT OR UNDER COMMON LAW OR OTHERWISE, ARISING OUT OF OR BASED UPON ANY ALLEGED UNTRUE STATEMENT OR A MATERIAL FACT CONTAINED IN INFORMATION FURNISHED IN WRITING BY THE DISTRIBUTOR TO THE FUND FOR USE IN THE REGISTRATION STATEMENT OR PROSPECTUS OR ARISING OUT OF OR BASED UPON ANY ALLEGED OMISSION TO STATE A MATERIAL FACT IN CONNECTION WITH SUCH INFORMATION REQUIRED TO BE STATED IN THE REGISTRATION STATEMENT OR PROSPECTUS OR NECESSARY TO MAKE SUCH INFORMATION NOT MISLEADING.

     9. THE FUND RESERVES THE RIGHT AT ANY TIME TO WITHDRAW ALL OFFERINGS OF THE SHARES BY WRITTEN NOTICE TO THE DISTRIBUTOR AT ITS PRINCIPAL OFFICE.

     10. THE DISTRIBUTOR IS AN INDEPENDENT CONTRACTOR AND SHALL BE AGENT FOR THE FUND ONLY IN RESPECT TO THE OFFER, SALE AND REDEMPTION OF THE SHARES.

     11. THE SERVICES OF THE DISTRIBUTOR TO THE FUND UNDER THIS AGREEMENT ARE NOT TO BE DEEMED EXCLUSIVE, AND THE DISTRIBUTOR SHALL BE FREE TO RENDER SIMILAR SERVICES OR OTHER SERVICES TO OTHERS SO LONG AS ITS SERVICES HEREUNDER ARE NOT IMPAIRED THEREBY.

     12. THE DISTRIBUTOR ACKNOWLEDGES THAT IT HAS RECEIVED NOTICE OF AND ACCEPTS THE LIMITATIONS UPON THE FUND'S LIABILITY SET FORTH IN ARTICLE XI OF ITS DECLARATION OF TRUST. THE DISTRIBUTOR AGREES THAT THE FUND'S OBLIGATIONS HEREUNDER IN ANY CASE SHALL BE LIMITED TO THE FUND AND TO ITS ASSETS AND THAT THE DISTRIBUTOR SHALL NOT SEEK SATISFACTION OF ANY SUCH OBLIGATION FROM THE SHAREHOLDERS OF THE FUND NOR FROM ANY TRUSTEE, OFFICER, EMPLOYEE OR AGENT OF THE FUND.

     13.     THE  FUND  SHALL  NOT  USE  THE  NAME  OF  THE  DISTRIBUTOR  IN ANY
PROSPECTUS, SALES LITERATURE OR OTHER MATERIAL RELATING TO THE FUND IN ANY MANNER NOT APPROVED PRIOR THERETO BY THE DISTRIBUTOR; PROVIDED, HOWEVER, THAT THE DISTRIBUTOR SHALL APPROVE ALL USES OF ITS NAME WHICH MERELY REFER IN ACCURATE TERMS TO ITS APPOINTMENT HEREUNDER OR WHICH ARE REQUIRED BY THE SEC OR A STATE SECURITIES COMMISSION; AND, PROVIDED FURTHER, THAT IN NO EVENT SHALL SUCH APPROVAL BE UNREASONABLY WITHHELD. THE DISTRIBUTOR SHALL NOT USE THE NAME OF THE FUND IN ANY MATERIAL RELATING TO THE DISTRIBUTOR IN ANY MANNER NOT APPROVED PRIOR THERETO BY THE FUND; PROVIDED, HOWEVER, THAT THE FUND SHALL
APPROVE ALL USES OF ITS NAME WHICH MERELY REFER IN ACCURATE TERMS TO THE APPOINTMENT OF THE DISTRIBUTOR HEREUNDER OR WHICH ARE REQUIRED BY THE SEC OR A STATE SECURITIES COMMISSION; AND, PROVIDED FURTHER, THAT IN NO EVENT SHALL SUCH APPROVAL BE UNREASONABLY WITHHELD.

     14. THE DISTRIBUTOR SHALL PREPARE WRITTEN REPORTS FOR THE BOARD OF TRUSTEES OF THE FUND ON A QUARTERLY BASIS SHOWING INFORMATION CONCERNING SERVICES PROVIDED AND EXPENSES INCURRED WHICH ARE RELATED TO THIS AGREEMENT AND SUCH OTHER INFORMATION AS FROM TIME TO TIME SHALL BE REASONABLY REQUESTED BY THE FUND'S BOARD OF TRUSTEES.

     15. AS USED IN THIS AGREEMENT, THE TERMS "ASSIGNMENT," "INTERESTED PERSON," AND "MAJORITY OF THE OUTSTANDING VOTING SECURITIES" SHALL HAVE THE
MEANING GIVEN TO THEM BY SECTION 2(A) OF THE L940 ACT, SUBJECT TO SUCH EXEMPTIONS AS MAY BE GRANTED BY THE SECURITIES AND EXCHANGE COMMISSION BY ANY RULE, REGULATION OR ORDER; PROVIDED, HOWEVER, THAT, IN ORDER TO OBTAIN FINANCING, THE DISTRIBUTOR MAY ASSIGN TO A LENDING INSTITUTION THE PAYMENTS DUE TO THE DISTRIBUTOR UNDER THIS AGREEMENT WITHOUT IT CONSTITUTING AN ASSIGNMENT OF THE AGREEMENT

     16. SUBJECT TO THE PROVISIONS OF PARAGRAPHS L7 AND L8 BELOW, THIS AGREEMENT WILL REMAIN IN EFFECT FOR TWO YEARS FROM THE DATE OF ITS EXECUTION AND FROM YEAR TO YEAR THEREAFTER, PROVIDED THAT THE DISTRIBUTOR DOES NOT NOTIFY THE FUND IN WRITING AT LEAST SIXTY (60) DAYS PRIOR TO THE EXPIRATION DATE IN ANY YEAR THAT IT DOES NOT WISH CONTINUANCE OF THE AGREEMENT FOR AN ADDITIONAL YEAR.

     17.     TERMINATION  AND  CONTINUED  CLASS  B  PAYMENTS.

     A. TERMINATION. THIS AGREEMENT SHALL AUTOMATICALLY TERMINATE IN THE EVENT OF ITS ASSIGNMENT AND MAY BE TERMINATED AT ANY TIME WITHOUT THE PAYMENT OF ANY PENALTY BY THE FUND OR BY THE DISTRIBUTOR ON SIXTY (60) DAYS' WRITTEN NOTICE TO THE OTHER PARTY. THE FUND MAY EFFECT SUCH TERMINATION BY A VOTE OF (I) A MAJORITY OF THE BOARD OF TRUSTEES OF THE FUND, (II) A MAJORITY OF THE TRUSTEES WHO ARE NOT INTERESTED PERSONS OF THE FUND, WHO ARE NOT PARTIES TO THIS
AGREEMENT OR INTERESTED PERSONS OF SUCH PARTIES, AND WHO HAVE NO DIRECT OR INDIRECT FINANCIAL INTEREST IN THE OPERATION OF THE DISTRIBUTION PLAN, IF ANY,
IN THIS AGREEMENT OR IN ANY AGREEMENT RELATED TO THE FUND'S DISTRIBUTION PLAN (THE "RULE L2B-L TRUSTEES"), OR (III) A MAJORITY OF THE OUTSTANDING VOTING SECURITIES OF THE SERIES.

     B. CONTINUED CLASS B PAYMENTS. IT IS PROVIDED, HOWEVER, THAT THE FUND ACKNOWLEDGES THAT THE DISTRIBUTOR IS RELYING ON THE CONTINUED PAYMENT OF FEES FOR CLASS B SHARES TO THE EXTENT ITS EXCESS COSTS AS DEFINED IN SECTION 3(A) ABOVE HAVE NOT BEEN RECOUPED, AND THE FUND AGREES, THAT IN THE EVENT THE DISTRIBUTION PLAN OR THIS AGREEMENT IS TERMINATED WITH RESPECT TO ANY FUND, THAT WITH RESPECT TO CLASS B SHARES SOLD PRIOR TO THE TERMINATION OF THE PLAN OR AGREEMENT, THE FUND SHALL CONTINUE TO PAY THE DISTRIBUTOR THE CLASS B DISTRIBUTION FEE, TO THE EXTENT THE DISTRIBUTOR HAS EXCESS COSTS FOR SUCH SHARES. THIS SECTION 17(B) SHALL SURVIVE ANY TERMINATION OF THIS AGREEMENT.

     18. THIS AGREEMENT SHALL BE SUBMITTED FOR RENEWAL TO THE BOARD OF TRUSTEES OF THE FUND ANNUALLY AND SHALL CONTINUE IN EFFECT ONLY SO LONG AS SPECIFICALLY APPROVED ANNUALLY (I) BY A MAJORITY VOTE OF THE FUND'S BOARD OF TRUSTEES, AND (II) BY THE VOTE OF A MAJORITY OF THE RULE L2B-L TRUSTEES, IF ANY, OF THE FUND, CAST IN PERSON AT A MEETING CALLED FOR THE PURPOSE OF VOTING ON SUCH APPROVAL.

     IN WITNESS WHEREOF, THE PARTIES HERETO HAVE CAUSED THIS AGREEMENT TO BE EXECUTED ON THE DATE FIRST ABOVE WRITTEN BY THEIR OFFICERS THEREUNTO DULY AUTHORIZED.



ATTEST:                                   CALVERT  CASH  RESERVES


BY:                    BY:



ATTEST:                                   CALVERT  DISTRIBUTORS,  INC.


BY:                    BY:









SWB/UW  AGRMTS/CCR  4/95